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Exhibit 8.2

[Letterhead of Leonard, Street and Deinard Professional Association]

February 11, 2005

Computer Network Technology Corporation 6000 Nathan Lane North Plymouth, MN 55442
Attention:	Mr. Gregory Barnum Chief Financial Officer

Ladies and Gentlemen:

We have acted as counsel to Computer Network Technology Corporation, a Minnesota corporation ("TARGET"), in connection with the preparation and execution of the Agreement and Plan of Merger among TARGET, McDATA Corporation, a Delaware corporation ("ACQUIRING"), and Condor Acquisition, Inc., a Minnesota corporation ("MERGER SUB"), including exhibits and schedules attached thereto (the "Merger Agreement"), pursuant to which MERGER SUB shall be merged with and into TARGET, the separate corporate existence of MERGER SUB shall cease and TARGET shall continue as the surviving corporation (the "Merger"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of ACQUIRING, which includes the Prospectus relating to the Merger (the "Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized term used herein and not otherwise defined has the meaning ascribed to it in the Merger Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Merger Agreement without any waiver, breach or amendment thereof, and (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by ACQUIRING and TARGET in the Merger Agreement or the Prospectus.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Material Federal Income Tax Consequences," subject to the limitations and qualifications described therein, represents our opinion. Because this opinion is being delivered prior to the consummation of the proposed transactions described in the Registration Statement, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the material U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption "Material Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Leonard, Street and Deinard Professional Association
LEONARD, STREET AND DEINARD Professional Association

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  Exhibit 8.2